UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2006

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Board Compensation Program:

On July 14, 2006, the Company’s Board of Directors approved the following changes to the Company’s compensation plan for non-employee directors:

Annual Cash Retainers: Beginning on the date of the next Annual Meeting of Stockholders, set for August 2, 2006, each non-employee director will receive a retainer of $20,000 paid annually on the date of the Company’s Annual Meeting of Stockholders. In addition to such annual retainer paid to all non-employee directors, the Chairman of the Audit Committee will receive an additional annual retainer of $20,000, the Chairman of the Compensation Committee will receive an additional annual retainer of $10,000, and the Chairman of the Nominating and Governance Committee and the chairs of any other Board committees will receive an additional annual retainer of $5,000. Furthermore, the members of the Audit Committee will receive an annual retainer of $5,000 in addition to the $20,000 annual retainer paid to all non-employee directors, the members of the Compensation Committee will receive an annual retainer of $3,000 in addition to the $20,000 annual retainer paid to all non-employee directors, and the members of the Nominating and Governance Committee and any other Board committees will receive an annual retainer of $1,000 in addition to the $20,000 annual retainer paid to all non-employee directors.

Annual Equity Grants: Beginning on the date of the next Annual Meeting of Stockholders, each continuing non-employee director will receive an equity grant to be made annually on the date of the Company’s Annual Meeting of Stockholders from the Company’s Amended & Restated 1999 Non-Employee Directors Stock Option Plan, which will consist of an option for 12,500 shares and 4,200 restricted shares of the Company’s common stock, all of which will vest 100% on the first anniversary of their grant.

Board and Committee Meeting Attendance Fees: Non-employee directors do not receive any additional compensation for their attendance at Board meetings. Non-employee directors, however, will receive an additional $2,000 for each Committee meeting they attend during the year (paid quarterly).

Initial Equity Grants to New Board Members: On the date a new non-employee Board member joins the Company’s Board of Directors, such new non-employee director shall receive an initial equity grant consisting of an option for 25,000 shares of the Company’s common stock, which shall vest 1/48th per month over the next four years, and 8,300 restricted shares of the Company’s common stock, which shall vest 25% annually on the anniversary date of the grant over the next four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: July 20, 2006	By:	/s/ Stuart West
Stuart West Acting Chief Financial Officer, Vice President, Finance